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Exhibit 11. Statement re computation of per share earnings.


                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

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                                                                              Three months ended March 31,
                                                                           2000                        1999
                                                                       ------------                ------------
Net income before cumulative effect of change in
   accounting principle                                                $ 88,882,000                $ 80,348,000
Cumulative effect of change in accounting principle
   (net of tax)                                                                   0                  16,086,000
                                                                       ------------                ------------
Net income                                                             $ 88,882,000                $ 96,434,000
                                                                       ============                ============

Basic weighted average shares and
   common stock equivalents outstanding                                 130,696,530                 135,226,921
                                                                       ============                ============

Diluted weighted average shares and
   common stock equivalents outstanding                                 130,822,957                 136,135,425
                                                                       ============                ============

Net income before cumulative effect of change in
   accounting principle                                                $       0.68                $       0.59
Cumulative effect of change in accounting principle
   (net of tax)                                                                0.00                        0.12
                                                                       ------------                ------------
Net income                                                             $       0.68                $       0.71
                                                                       ============                ============

Net income before cumulative effect of change in
   accounting principle                                                $       0.68                $       0.59
Cumulative effect of change in accounting principle
   (net of tax)                                                                0.00                        0.12
                                                                       ------------                ------------
Net income                                                             $       0.68                $       0.71
                                                                       ============                ============
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